Exhibit 99.B(j)(1)

1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104-0050 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,
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SINGAPORE

February 13, 2014

The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             The Victory Variable Insurance Funds
Post-Effective Amendment No. 25
File No. 333-62051; ICA No. 811-8979

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 25 to Registration Statement No. 333-62051, and to the incorporation by reference of our opinion dated April 16, 2012.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP